CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 9,  2008, relating to the financial statements of ARC International Corp for the periods ended March 31, 2007 and 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

September 12,  2008